Exhibit 10.9

ROOT9B HOLDINGS, INC.

WAVIER OF ANTI-DILUTION RIGHTS

Effective March 24, 2017

Whereas, root9B Holdings, Inc. (the “Company”) is offering up to $10,000,000 in convertible promissory notes (as amended the Note Amendment (defined below), the “Notes”) that may be converted by the holders thereof into an aggregate of up to approximately 1,000,000 shares of Common Stock of the Company (“Shares”) and in connection therewith, warrants (as amended by the Warrant Amendment (defined below), the “Warrants”) to purchase an aggregate of up to 500,000 Shares;

Whereas, the Company wishes to amend the Notes (the “Note Amendment”) to provide for a conversion price not less than $10.00 per Share, which is less than the Exercise Price (as defined in the March Agreement (as defined below) after giving effect to the reverse stock split (the “Reverse Split”) effected by the Company pursuant to an amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 1, 2016) and to amend the Warrants (the “Warrant Amendment”) to provide for an exercise price per Share not less than $10.00, which is less than the Applicable Exercise Price Per Share (as defined in the March Warrants (as defined below) and after giving effect to the Reverse Split);

Whereas, interest under the Notes may be paid by the Company by the issuance of shares of its capital stock (the “Interest Shares”), at a price per Share not less than $10.00, which is less than the Exercise Price and the Applicable Exercise Price Per Share (each after giving effect to the Reverse Split);

Whereas, the undersigned are parties to that certain Amended and Restated Securities Purchase Agreement, dated March 10, 2016 (the “March Agreement”) providing the undersigned with certain rights upon the issuance of Additional Stock (as defined in the March Agreement); and

Whereas, the Company has issued warrants, each dated as of March 10, 2016 (the “March Warrants”), to the undersigned, providing the undersigned with certain rights upon the issuance of Additional Stock (as defined in the March Warrants).

Now, therefore, the undersigned, constituting all of the Qualified Holders (as defined in the March Agreement) and the Registered Holder (as defined in the March Warrant) under each March Warrant, do hereby acknowledge and agree that the Notes, the Warrants, any Shares issued upon conversion of the Notes, any Shares issued upon exercise of the Warrants, and any Interest Shares shall be excluded from the definition of, and shall not constitute, Additional Stock (as that term is defined in the March Agreement and the March Warrants) under the March Agreement and the March Warrants, and the undersigned do hereby waive any rights that would arise in the event that any of the foregoing securities constituted Additional Stock under the March Agreement and/or the March Warrants.

[Signature page follows.]

This Waiver of Anti-Dilution Rights shall be effective as of the date first set forth above. This Waiver of Anti-Dilution Rights may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

Qualified Holder:

By: ________________________________
Name: _____________________________
Its: _________________________________

Acknowledged and agreed by:

root9B Holdings, Inc.

By: ________________________________
Name: _____________________________
Its: _________________________________